Exhibit 99.1

FOR IMMEDIATE RELEASE

McCORMICK OUTLINES KEY GROWTH INITIATIVES, FINANCIAL OUTLOOK

SPARKS, MD, APRIL 17, 2012 – McCormick & Company, Inc. (NYSE: MKC), a global leader in flavor, today will discuss plans to drive continued sales and earnings growth at their investor conference titled “A World of Flavor.” Through acquisitions, the expansion of leading brands and customized flavor solutions for industrial customers, the company is increasing its global footprint to meet the growing demand for flavor by consumers worldwide.

In the U.S., consumption of spices has grown almost three times as fast as population growth. Today, 87% of consumers say taste is the most important driver of food selection, and 69% like to try new flavors, an increase of 5% in the past two years according to the Institute of Food Technologists. Outside of the U.S., similar forces are driving consumer demand for flavor. The company has a particular interest in emerging markets and expects 20% of sales to come from these markets by 2015. With a growing middle class, consumers in emerging markets have an increased interest in the quality and convenience of branded packaged spices and seasonings.

Alan Wilson, Chairman, President & CEO and other McCormick executives will present the key initiatives that are driving sales performance across the company. With a globally coordinated set of growth strategies, the company is improving its effectiveness in serving a broad range of customers that include local grocery chains, multi-national retailers, quick service restaurants and leading food manufacturers. This breadth of customers, along with a vast and customizable portfolio of flavors, allows McCormick to share its passion for flavor every day, no matter where or what consumers eat.

McCormick is investing in its business with brand marketing support and acquisitions, and fueling this growth with productivity improvements through its Comprehensive Continuous Improvement program. Long-term, the company expects to achieve annual growth of 4-6% in sales, 7-9% operating income and 9-11% earnings per share. Along with a commitment to annual dividend increases, these financial objectives should lead to a double-digit increase in total shareholder return for McCormick investors.

Mr. Wilson plans to conclude the conference with comments on McCormick’s strong foundation, effective strategy and exciting future. The company anticipates an increased demand for flavor worldwide and is taking a global approach to meeting this demand with investments, growth initiatives and superior resources. Company leaders have a strategy to deliver high performance, and a talented team committed to success and building value for McCormick shareholders.

Live Webcast

As previously announced, McCormick will have a live webcast of the investor conference beginning today at 1:00 pm Eastern Time. Go to ir.mccormick.com and follow directions to listen to the presentation and view the accompanying presentation materials. A replay of the presentation, available following the event, past press releases and other information can also be found at this address.

Forward-looking information

Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “believe” and “plan.”

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber attacks, and other risks described in the company’s filings with the Securities and Exchange Commission.

Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise.

About McCormick

McCormick & Company, Incorporated is a global leader in flavor. With more than $3.5 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses.

Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.

To learn more please visit us at www.mccormickcorporation.com.

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For information contact:

Corporate Communications:

Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com

Investor Relations:

Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com